Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant    [X]
Filed by a party other than the registrant    [ ]

Check the appropriate box:

[ ]    Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))
[X]    Definitive proxy statement
[ ]    Definitive additional materials
[ ]    Soliciting material pursuant to Rule 14a-11(c) or rule 14a-12

                              SpectraScience, Inc.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter

--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
       (2)    Aggregate number of securities to which transactions applies:

       -------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

       -------------------------------------------------------------------------
       (4)    Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
       (5)    Total fee paid:

       -------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount previously paid:

       -------------------------------------------------------------------------
       (2)    Form, Schedule or Registration statement No.:

       -------------------------------------------------------------------------
       (3)    Filing party:

       -------------------------------------------------------------------------
       (4)    Date filed:

       -------------------------------------------------------------------------

                              SPECTRASCIENCE, INC.
                         3650 Annapolis Lane, Suite 101
                           Minneapolis, MN 55447-5434
                     Tel: (612) 509-9999 Fax: (612) 509-9805
                         email: spsi@spectrascience.com
                         website: www.spectrascience.com

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 18, 1999

                  --------------------------------------------


To the Shareholders of SPECTRASCIENCE, Inc.:

         You are cordially invited to attend our Annual Meeting of Shareholders to be held on Friday, June 18, 1999, at 3:30 p.m. local time, at The Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441, Tel:
(612) 559-6600, Fax: (612) 559-1053, for the following purposes:

         1. To elect four (4) persons to serve as directors until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified.

         2. To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on May 27, 1999 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A copy of the Company's Annual Report for the fiscal year ended December 31, 1998, a Proxy Statement and a Proxy Card accompany this formal Notice of Meeting. These materials are first being mailed to shareholders on or about May 28, 1999.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED. THIS WILL SAVE THE COMPANY ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING PROXIES AS WELL AS ENSURE THAT YOUR SHARES ARE REPRESENTED. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                       By Order of the Board of Directors




                                       Chester E. Sievert, Jr.
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                       CORPORATE SECRETARY

Dated: May 27, 1999

                              SPECTRASCIENCE, INC.
                         3650 ANNAPOLIS LANE, SUITE 101
                        MINNEAPOLIS, MINNESOTA 55447-5434

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 1999

         This Proxy Statement and the accompanying Proxy are being furnished to shareholders (the "Shareholders") of SPECTRASCIENCE, Inc., a Minnesota corporation ("SPECTRASCIENCE" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders and at any adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting is to be held on Friday, June 18, 1999, at 3:30 p.m. local time, at The Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441, Tel: (612) 553-6600, Fax: (612) 559-1053.

         This Proxy Statement, the accompanying Proxy and the Company's Annual Report for the fiscal year ended December 31, 1998, are first being mailed to Shareholders of the Company on or about May 28, 1999. The Annual Report is not to be considered a part of the Company's proxy solicitation materials.


                     SOLICITATION AND REVOCATION OF PROXIES

         The costs and expenses of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and employees of the Company by telephone, facsimile or in person, but such persons will not be specifically compensated for such services. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Company's common stock.

         PROXIES IN THE FORM ENCLOSED ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.


                            QUORUM AND VOTING RIGHTS

         Only Shareholders of record at the close of business on May 27, 1999 are entitled to execute proxies or to vote at the Annual Meeting. As of that date there were 5,296,720 outstanding shares of the Company's common stock, par value $.25 per share ("Common Stock"), the only outstanding voting securities of the Company. Each holder of Common Stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Meeting and any other matters that may properly come before the Annual Meeting. A majority of the outstanding shares entitled to vote are required to constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the matters mentioned in the foregoing Notice of Meeting. If a Shareholder abstains from voting as to any proposal, then the shares held by such Shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such proposal but shall not be deemed to have been voted in favor of such proposal. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a proposal, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to such proposal.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 SET FORTH IN THE NOTICE OF MEETING.


       OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 14, 1999, by each of our directors, each executive officer named in the Summary Compensation Table set forth under the caption "Executive Compensation and Other Benefits" below, each person or entity known by us to own beneficially more than five percent of the Common Stock, and all of our directors and executive officers as a group.

                                        Amount and Nature of      Percent of Class
Name and Address of Beneficial Owner    Beneficial Ownership    Beneficially Owned(9)
-------------------------------------   --------------------    ---------------------
Perkins Capital Management, Inc. and
The Perkins Opportunity Fund(1)               553,987                  10.4%

Reggeborgh Beheer BV(2)                       559,000                  10.3%

Nathaniel S. Thayer(3)                        497,438                   9.3%

Brian T. McMahon(4)                           453,486                   8.0%

Chester E. Sievert, Jr.(5)                     54,412                   1.0%

Ching-Meng Chew(6)                             23,333                   0.4%

Henry M. Holterman(7)                          21,000                   0.4%

Officers and Directors as a Group(8)        1,049,669                  18.0%

-----------------
(1) Includes 353,987 shares owned by Perkins Capital Management, Inc. and 200,000 shares owned by The Perkins Opportunity Fund (collectively, "Perkins"). The shares beneficially owned by Perkins Capital Mangement, Inc. also include 18,333 shares issuable upon exercise of warrants held by Perkins or their clients within 60 days of May 14, 1999. The address of Perkins is 730 East Lake Street, Wayzata, MN 55391-1769.
(2) Includes 434,000 shares held by Reggeborgh Beheer BV and 125,000 shares issuable upon the exercise of warrants that are exercisable within 60 days of May 14, 1999. The address of Reggeborgh Beheer BV is Postbox 319, Industrieweg 12, 7460 AH Rijssen, The Netherlands.
(3) Includes (a) 454,238 shares owned by Mr. Thayer, (b) 43,000 shares issuable upon exercise of options that are exercisable within 60 days of May 14, 1999 and (c) 200 shares held in a joint account in which Mr. Thayer has a 50% beneficial interest. Mr. Thayer, a non-employee director of the Company, is a partner of the law firm of Blais Cunningham & Crowe Chester, and his address is 150 Main Street, P.O. Box 1325, Pawtucket, RI 02862.
(4) Includes (a) 47,133 shares owned by Mr. McMahon's estate, and (b) 406,353 shares issuable upon exercise of options that are exercisable within 60 days of May 14, 1999. Mr. McMahon was Chairman of the Board and Chief Executive Officer of the Company at the time of his death in December 1998, and his address is 3650 Annapolis Lane, Suite 101, Minneapolis, MN 55447-5434.
(5) Includes 54,412 shares issuable upon exercise of options that are exercisable within 60 days of May 14, 1999. Excludes 150,000 shares issuable upon exercise of options that will vest upon the successful completion of various milestones related to the clinical studies on the Optical Biopsy(TM) System ("OBS"), the filing of a Pre-Market Approval ("PMA") application with the United States Food and Drug Administration ("FDA") and final FDA product approval. Mr. Sievert is the President and Chief Executive Officer of the Company, and his address is 3650 Annapolis Lane, Suite 101, Minneapolis, Minnesota 55447-5434.
(6) Includes 23,333 shares issuable upon exercise of options that are exercisable within 60 days of May 14, 1999. Mr. Chew resigned from his position with the Company in July 1998, and his address is 3650 Annapolis Lane, Suite 101, Minneapolis, Minnesota 55447-5434.
(7) Includes 21,000 shares issuable upon exercise of options that are exercisable within 60 days of May 14, 1999. Mr. Holterman is a non-employee director of the Company, and his address is the same as the address of Reggeborgh Beheer BV (included in footnote (2) above), where he is the Managing Director.
(8) Includes 509,171 shares owned by all directors and executive officers (5 persons) and 548,098 shares issuable upon exercise of options held by all directors and executive officers (5 persons) that are exercisable within 60 days of May 14, 1999. Excludes 150,000 shares issuable upon exercise of options held by Mr. Sievert upon the successful completion of various milestones as described in footnote (5) above.
(9)   Based upon 5,296,720 shares of common stock outstanding on May 14, 1999.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Board of Directors has nominated the four persons named below to serve as directors of the Company until the next annual meeting of Shareholders or until their earlier death, resignation or removal from office. Two of the four nominees are presently members of the Board of Directors and have consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason, the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed Proxy Card will vote all valid Proxies for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.


                           INFORMATION ABOUT NOMINEES

            The names of the nominees, their ages, the year in which each first became a director and their principal occupations are set forth below.

                                                                Director/Officer
Name                      Age   Title                                Since
----                      ---   -----                                -----

Chester E. Sievert, Jr.   47    President, Chief Executive            1998
                                Officer, and Corporate Secretary

Henry M. Holterman        43    Director                              1992

Nathaniel S. Thayer       74    Director                              1992

Johan A.P.M. De Hond      45

-----------------------------

         CHESTER E. SIEVERT, JR. was appointed Chief Executive Officer on January 5, 1999, after the sudden death of Mr. Brian McMahon, our former Chairman and Chief Executive Officer, in December 1998. Mr. Sievert began serving as Vice President of Development in November 1996. He was appointed Executive President of Development and Operations in July 1997, and was appointed President and Chief Operating Officer in March 1998. Prior to joining the Company, Mr. Sievert founded and was the president of two medical product companies, ReTech, Inc. from 1980 to 1986, and FlexMedics Corporation from 1986 to 1995. As a former academic scientist on staff at the University of Minnesota College of Medicine and the Veterans Administration Medical Center, Mr. Sievert published extensively in the fields of gastroenterology, urology and fiber optics. Mr. Sievert has a Bachelor of Science Degree in Comparative Physiology from the University of Minnesota.

         HENRY M. HOLTERMAN has been the Managing Director of Reggeborgh Beheer BV, a company located in the Netherlands that invests in companies and owns property projects generally located in the Netherlands, since 1991. Mr. Holterman is a chartered accountant and, from 1987 to 1991, was group controller for Transport Development Group PLC and the Dutch Holding Company ETOM NV. From 1984 to 1988, Mr. Holterman was the President of the Board of Directors of LETO Recycling, a Swedish-Dutch company involved in recycling chemical waste.

         NATHANIEL S. THAYER has been a partner in the law firm of Blais Cunningham & Crowe Chester, located in Pawtucket, Rhode Island, since 1969.

         JOHAN A.P.M. DE HOND has been with Hospital Sophia in Zwolle, and Hospital Diaconesse in Meppel, The Netherlands, since 1992 as a Senior Urologist. Dr. de Hond completed his medical education in 1979 as a graduate of the University of Utrecht, also in The Netherlands. Dr. de Hond's background includes speciality training in surgery as well as urology.


                       BOARD OF DIRECTORS' RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE FOUR NOMINEES
                   LISTED ABOVE, AS DIRECTORS OF THE COMPANY.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1998, the Board of Directors held four meetings and adopted resolutions by unanimous written action on two occasions (as permitted under Minnesota Statutes Section 302A.239). Each of the directors attended all of the meetings of the Board of Directors, with the exeption of Mr. Thayer who was unable to attend one meeting, and applicable committees held while each was a director during such fiscal year. The Board of Directors has an Audit Committee and a Compensation Committee.

         The members of the Audit Committee during the fiscal year ended December 31, 1998 were Messrs. Holterman and Thayer. The functions of the Audit Committee are (i) to review the internal and external financial reporting of the Company, (ii) to review the scope of the independent audit, and (iii) to consider comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met one time during the fiscal year ended December 31, 1998, primarily to review the Company's internal and external financial reporting practices.

         The members of the Compensation Committee during the fiscal year ended December 31, 1998 were Messrs. Holterman and Thayer. The functions of the Compensation Committee are to review and approve (i) the salaries of all directors and officers of the Company, (ii) all bonus awards, annual or otherwise, for all officers and employees of the Company, and (iii) all stock option grants for directors, officers, and employees of the Company, as well as stock option grants for others outside of the Company. The Compensation Committee met two times during the fiscal year ended December 31, 1998.

         The Company does not have a nominating committee of the Board of Directors.


                REMUNERATION OF MEMBERS OF THE BOARD OF DIRECTORS

         DIRECTORS' FEES. The Company pays each non-employee director $500 for each Board of Directors' meeting and committee meeting attended and reimburses each such director for reasonable travel and out-of-pocket expenses for attendance at these meetings.

         AUTOMATIC OPTION GRANT. Pursuant to the Company's 1991 Stock Plan (the "1991 Plan"), as amended, each non-employee director is entitled to receive an option to purchase 10,000 shares of Common Stock when first elected to the Board of Directors. Prior to October 1996, non-employee directors were entitled to receive an initial option grant of 25,000 shares of Common Stock. Additionally, each non-employee director is entitled to receive an automatic grant of options to purchase 5,000 shares of Common Stock upon re-election to the Board each year the 1991 Plan is in effect. The exercise price of the option is based on the greater of (a) the prevailing market price (defined as the closing price) of the Common Stock on the date of grant or (b) the average of the closing prices of the Common Stock for the ten trading days immediately prior to the date of grant.

         The options granted to non-employee directors under the 1991 Plan expire ten years from the date of grant (subject to earlier termination in the event of death), are not transferable (except by will or the laws of descent and distribution), and become fully exercisable one year after the date of grant.


                               EXECUTIVE OFFICERS

         Other than Mr. Sievert, there are no additional executive officers of the Company at this time.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

         The following table shows the cash and non-cash compensation for each of the last three fiscal years, compensation awarded, paid to, or earned by the Company's Chief Executive Officer and for all executive officers whose salary and bonuses exceeded $100,000 for that year (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation                                  Awards
                               --------------------------------------   ------------------------------------------------
                                                              Other
                                                              Annual    Restricted   Securities               All Other
                                                             Compen-      Stock      Underlying      LTIP      Compen-
Name and Principal Position    Year    Salary      Bonus    sation(1)    Award(s)   Option/s SARs   Payouts   sation(11)
---------------------------    ----    ------      -----    ---------    --------   -------------   -------   ----------
Chester E. Sievert, Jr.        1998   $110,000    $    --     $6,000        --        145,000(2)       --      $ 3,300
President and Chief            1997     92,500     15,000      6,000        --         85,000(3)       --        1,712
Executive Officer              1996     11,987         --      1,000        --         17,079(4)       --           --

Brian T. McMahon (5)           1998    131,855         --      6,005        --        206,667(2)       --       30,000
                               1997    137,496     34,374      6,307        --        289,605(6)       --        2,062
                               1996    137,496     27,500      8,279        --         50,000(7)       --        1,317

Ching-Meng Chew (8)            1998     62,006     14,250      4,175        --         37,500(2)       --       33,175
                               1997     95,000     16,500      6,575        --         25,000(9)       --        2,850
                               1996     82,500      3,822      6,585        --         15,000(10)      --        1,157

(1) Other Annual Compensation primarily involves a car allowance of $500 per month for each of the Named Executive Officers. Mr. McMahon received $2,129 in medical benefits in 1996, but did not receive paid medical benefits in 1997 or 1998.
(2) Details of these option grants are provided in the following table entitled "Option Grants in Last Fiscal Year."
(3) Includes a ten-year stock option for 50,000 shares, which will vest in its entirety upon the successful completion of the clinical studies on the OBS and the filing with the FDA of a pre-market notification package and final FDA product approval; and a ten-year stock option for 35,000 shares, vesting one-third per year over three years. Both options have an exercise price of $3.9125 per share. On May 14, 1999, Mr. Sievert held total stock options for 297,079 shares.
(4) Includes a ten-year stock option for 15,000 shares, vesting one-third per year over three years at an exercise price of $4.9875 per share, and a ten-year option for 2,079 shares at an exercise price of $7.75 per share, which is fully vested.
(5) Mr. McMahon held the titles of Chairman and Chief Executive Officer until his sudden death in December 1998. A total of 289,379 unvested options were forfeited at the time of his death. On May 14, 1999, Mr. McMahon's estate held total stock options for 406,353 shares, all of which will expire on or before December 9, 2000.
(6) Mr. McMahon previously held two fully-vested five-year stock options, one for 50,000 shares exercisable at $2.50 per share and one for 150,000 shares exercisable at $3.00 per share. Both options expired unexercised in 1997. Mr. McMahon was granted new ten-year options, each vesting one-third per year over three years as follows: (a) 50,000 shares at $3.7625 per share, (b) 189,065 shares at $3.7813 per share, and (c) 50,000 shares at $4.7625 per share.
(7) Represents a ten-year stock option for 50,000 shares, vesting one-third per year over three years, at an exercise price of $7.00 per share.
(8) Mr. Chew resigned as Vice President Finance and Administration, Chief Financial Officer, Secretary and Treasurer of the Company as of July 31, 1998. A total of 27,800 vested options were exercised in October 1998 prior to their expiration. A total of 71,387 options were forfeited as a result of his resignation. On May 14, 1999, Mr. Chew held total stock options for 23,333 shares.
(9) Represents a ten-year stock option for 25,000 shares, vesting one-third per year over three years, at an exercise price of $4.7625 per share.
(10) Represents a ten-year stock option for 15,000 shares, vesting one-third per year over three years, at an exercise price of $7.00 per share.
(11) All Other Compensation includes amounts contributed to the SPECTRASCIENCE Savings and Retirement Plan, which qualifies as a Section 401(k) Plan under the Internal Revenue Code of 1986, as amended.

                      OPTION AND STOCK APPRECIATION RIGHTS

         The following table sets forth information concerning individual grants of stock options under the 1991 Plan made to each of the Named Executive Officers. No stock appreciation rights ("SARs") were granted or exercised for the year ended December 31, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                       Individual Grants
                          --------------------------------------------------------------------------
                                                                                                        Potential Realizable
                              Number of      % of Total Options                                           Value at Assumed
                             Securities          Granted to                                             Annual Rates of Stock
                             Underlying         Employees in      Exercise or Base                     Price Appreciation for
Name                      Options Granted #      Fiscal Year      Price ($/Sh)(8)    Expiration Date       Option Term(9)
----                      -----------------      -----------      ---------------    ---------------   ----------------------
                                                                                                           5%         10%
                                                                                                       ----------------------
Chester E. Sievert, Jr.       45,000 (1)            9.0%              $4.0833          01/23/2000       $398,121   $1,008,916

                              50,000 (2)           10.0%              $4.4930          08/04/2000

                              50,000 (2)           10.0%              $4.4930          08/04/2000

Brian T. McMahon (3)         100,000 (4)           20.1%              $4.0833          05/28/2000       $626,796   $1,588,423

                             106,667 (5)           21.4%              $5.5156          01/23/2000

Ching-Meng Chew (6)           37,500 (7)            7.5%              $4.0833          01/23/2000       $96,299    $  244,040

(1) Represents a ten-year stock option for 45,000 shares granted pursuant to the 1991 Plan. Of these shares, 6,000 shares vest immediately, with the remainder vesting one-third per year over three years.
(2) Mr. Sievert was granted two ten-year options, each for 50,000 shares, which will vest in their entirety upon the following milestones: (i) 50,000 shares upon the successful filing with the FDA of a pre-market approval notification submission relating to the OBS, and (ii) 50,000 shares upon the written conditional approval by the FDA of the pre-market approval application to market the OBS.
(3) Mr. McMahon died suddenly in December 1998. A total of 289,379 unvested options were forfeited at the time of his death, including 80,000 options listed herein. As of December 31, 1998, Mr. McMahon's estate held total stock options for 406,353 shares, all of which will expire on or before December 9, 2000.
(4) Represents a ten-year stock option for 100,000 shares, of which 20,000 shares vest immediately and the remainder vest one-third per year over three years.
(5) Mr. McMahon previously held a fully-vested five-year stock option for 116,667 shares exercisable at $3.00 per share. A total of 10,000 shares were exercised in May 1998, and the remainder expired unexercised in May 1998. Mr. McMahon was also granted a ten-year option in May 1998 for 106,667 shares at $5.5156 per share, vesting immediately.
(6) Mr. Chew resigned from the Company as of July 31, 1998. A total of 71,387 options, including 32,500 options listed herein, were forfeited as a result of his resignation. As of December 31, 1998, Mr. Chew held total stock options for 23,333 shares.
(7) Represents a ten-year stock option for 37,500 shares, of which 5,000 shares vest immediately and the remainder vest one-third per year over three years.
(8) The exercise price was determined based on the greater of (a) the prevailing market price (defined as the closing price) of the Common Stock on the date of grant or (b) the average of the closing prices of the Common Stock for the ten trading days immediately prior to the date of grant.
(9) Potential realizable value is net of the exercise price, but before taxes associated with exercise. Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term, multiplied by the number of options granted. These values are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% levels, or at any other defined level.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

         The following table sets forth certain information concerning individual exercises of stock options during the year ended December 31, 1998 and the value of unexercised stock options as of December 31, 1998 for each of the Named Executive Officers.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                              Number of Securities           Value of unexercised
                                 Shares                            Underlying                    In-the-Money
                               acquired on    (1)Value       Unexercised Options/SARs            Options/SARs
                                exercise      realized         at Fiscal Year end          At Fiscal Year end(2)(3)
                               -----------    --------    ---------------------------    ---------------------------
                                                          Exercisable   Unexercisable    Exercisable   Unexercisable
                                                          -----------   -------------    -----------   -------------
Chester E. Sievert, Jr. (4)       --            --            29,745         217,334        $45,978        $383,474

Brian T. McMahon (5)            43,333       $129,999        406,353              --       $737,743              --

Ching-Meng Chew (6)             27,800       $109,463         23,333              --        $19,896              --

------------------

(1) Value calculated by taking the difference between the market value per share of the Common Stock and the exercise price on the date of exercise, and multiplying this difference by the number of option shares exercised.
(2) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock. Stock options are "in-the-money" if the closing bid price for the Common Stock is greater than the exercise price of the stock options. The closing bid price for the Common Stock on December 31, 1998 was $6.00 per share. The value of the options is calculated by taking the difference between the exercise price and the closing bid price on December 31, 1998, and multiplying this difference by the number of option shares. When the exercise price was higher than the market value of the Common Stock, the option was not "in-the-money."
(3) Does not include the number or value of unexercisable options granted subsequent to December 31, 1998. No SARs were held by any of the Named Executive Officers on December 31, 1998.
(4) "In-the-money" options include 27,666 shares which are exercisable and 217,334 shares which are unexercisable.
(5) "In-the-money" options include 373,020 which are exercisable and no shares which are unexercisable.
(6) "In-the-money" options include 13,333 shares which are exercisable and no shares which are unexercisable.


                         CHANGE-IN-CONTROL ARRANGEMENTS

         The Company entered into a Severance Agreement with each of Messrs. McMahon and Chew on November 26, 1996 and with Mr. Sievert on May 21, 1997, providing for severance pay in the event of a "Change in Control" as defined in each Severance Agreement. The Severance Agreements for Messrs. Chew and McMahon are no longer in effect. Each Severance Agreement provides for severance pay if their employment is terminated, either voluntarily or involuntarily, during the three-year period following a Change in Control. The severance payment is to be equal to full compensation for one year for Mr. Sievert; and payment will be made in a lump sum upon termination. In addition to the severance payment, the Severance Agreement provides for the following benefits upon a Change in
Control:

    *    18 months of life, accident and health and dental insurance benefits

    *    12 months of out-placement services

    * complete coverage for fiduciary liability and directors' and officers' insurance for a period of six years after a Change in Control

    * indemnification for any losses that might result from actions taken in good faith before the "Date of Termination" as defined in the Severance Agreement

    * reimbursement for all legal fees and expenses incurred as a result of termination, except to the extent such payment would constitute an excess "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986

    * all benefits under the SPECTRASCIENCE Savings and Retirement Plan, or any successor to such plan and any other plan or arrangement relating to retirement benefits

    * all benefits and rights under any and all of the Company's stock purchase, restricted stock grant and stock option plans or programs, or any successor to any such plans or programs, which shall be in addition to, and not reduced by, any other amounts payable under the Severance Agreement

    *    immediate vesting of all outstanding but unvested options

         If there had been a Change in Control for the fiscal year ended December 31, 1998, and the employment of Mr. Sievert had been immediately terminated, Mr. Sievert would have been entitled to receive, pursuant to the terms of the Severance Agreement, a lump sum payment upon termination of $162,000. Mr. Chew would have been entitled to a lump sum payment of $136,000 prior to his resignation in July 1998, and Mr. McMahon would have been entitled to a lump sum payment of $396,989 prior to his death in December 1998.

         All stock option agreements outstanding under the 1991 Plan provide for the accelerated vesting of options immediately prior to a Change in Control, except in certain cases where the optionee is terminated for "cause" or resigns without "good reason."

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company with the Securities and Exchange Commission, and to furnish us with copies of all Section 16(a) reports they file. To the best of the Company's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to the Company'sofficers, directors, and 10% shareholders were satisfied with the exception of one late filing of a Form 4 for each of Messrs. Holterman, Thayer, and Sievert. Each of the late Form 4s were related to grants of stock options that were pending compensation committee approval at the time of Mr. McMahon's death.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There were no material transactions between the Company and its directors or executive officers for the fiscal year ended December 31, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, based upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year ending December 31, 1999 and to provide other appropriate accounting services. Ernst & Young LLP has audited the financial statements of the Company for the fiscal years ended December 31, 1991 through December 31, 1998. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.


                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matter appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. Any shareholder proposals that may properly be presented at the 2000 Annual Meeting of Shareholders must be prepared in accordance with all applicable rules of the Securities and Exchange Commission and must be received by the Secretary of SPECTRASCIENCE, Inc. at the Company's executive offices in Minneapolis, Minnesota, no later than December 20, 1999 for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Shareholders.


              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The Company knows of no matters other than those referred to in the accompanying Notice of Meeting which properly may come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of Proxy to vote the proxies in accordance with their judgment regarding the best interests of the Company.

            It is important that Proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the Annual Meeting in person are urged to mark, sign, date and send in the Proxies by return mail.


                                       By Order of the Board of Directors




                                       Chester E. Sievert, Jr.
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                       CORPORATE SECRETARY

Dated: May 27, 1999

PROXY                               THIS PROXY IS SOLICITED ON BEHALF OF THE
-----                               BOARD OF DIRECTORS
SPECTRASCIENCE, INC.                The undersigned, having received a Notice of
3650 Annapolis Lane, Suite 101      Annual Meeting of Shareholders and
Minneapolis, MN 55447-5434          accompanying Proxy Statement, hereby
                                    appoints Chester E. Sievert, Jr. as proxy,
                                    with the power of substitution, and hereby
                                    authorizes him to represent and to vote as
                                    designated below, all the shares of Common
                                    Stock of SPECTRASCIENCE, Inc. which the
                                    undersigned is entitled to vote at the
                                    Annual Meeting of Shareholders to be held on
                                    June 18, 1999, or any adjournment thereof.
------------------------------

1.  ELECTION OF DIRECTORS

    FOR all nominees listed below             WITHHOLD AUTHORITY to vote for all
    (EXCEPT AS MARKED TO THE CONTRARY BELOW)  nominees listed below

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

    CHESTER E. SIEVERT, JR.        HENRY M. HOLTERMAN
    NATHANIEL S. THAYER            JOHAN P.A.M. DE HOND

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


                 (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)



                           (CONTINUED FROM OTHER SIDE)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                            Please sign exactly as name appears
                                            below. When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee, or guardian,
                                            please give full title as such. If a
                                            corporation, please sign full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.



                                            ------------------------------------
                                            SIGNATURE

DATED:__________________________, 1999
PLEASE VOTE, SIGN, DATE AND RETURN THE      ------------------------------------
PROXY CARD USING THE ENCLOSED ENVELOPE      SIGNATURE IF HELD JOINTLY